Exhibit 1.1
Execution Copy
$300,000,000
CAMDEN PROPERTY TRUST
5.700% Notes due 2017
Underwriting Agreement
May 1, 2007
Banc of America Securities llc
Hearst Tower
214 North Tryon Street
Charlotte, NC 28255
J.P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10017
As Representatives of the
several Underwriters
c/o Banc of America Securities LLC
Hearst Tower
214 North Tryon Street
Charlotte, NC 28255
Ladies and Gentlemen:
     Camden Property Trust, a Texas real estate investment trust (the “Company”), proposes to issue and sell to Banc of America Securities LLC (“BAS”) and J.P. Morgan Securities Inc. (“JPM”) and each of the other Underwriters named in Schedule I hereto (collectively, the “Underwriters”, which term shall also include any Underwriter substituted as hereinafter provided in Section 10 hereof), for whom BAS and JPM are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts of $300,000,000 aggregate principal amount of the Company’s 5.700% Notes due 2017 (the “Notes”) set forth in said Schedule I. The Notes are to be issued pursuant to a senior indenture dated as of February 11, 2003 (the “Base Indenture”) between the Company and U.S. Bank National Association as successor to SunTrust Bank, as trustee (the “Trustee”), as supplemented by a supplemental indenture to be dated as of the Closing Date (as defined in Section 3(a) hereof) between the Company and the Trustee (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”).
     Notes issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company (“DTC”) pursuant to a blanket letter of representations dated as of December 4, 2003 between the Company and DTC.

     The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-135195), including the related base prospectus, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “Securities Act Regulations”) under the Securities Act of 1933, as amended (the “Securities Act”). Such registration statement covers the registration of the Notes under the Securities Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Notes in accordance with the provisions of Rule 430B (“Rule 430B”) of the Securities Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the Securities Act Regulations. Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Notes that omitted Rule 430B Information, together with the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by the Securities Act Regulations, is herein called the “Registration Statement;” provided, however, that the term “Registration Statement” shall be deemed to include information contained in the final prospectus supplement relating to the Notes that is retroactively deemed to be a part of such registration statement (as amended) as of the time specified in Rule 430B of the Securities Act Regulations. The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The base prospectus and the final prospectus supplement in the form first furnished to the Underwriters for use in connection with the offering of the Notes, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at the time of the execution of this Agreement is hereinafter referred to as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Securities Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is incorporated by reference in or otherwise deemed by the Securities Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, after the most recent effective date prior to the execution of this Agreement, in the case of the Registration Statement, or the respective dates of the Prospectus or any preliminary prospectus, in the case of the Prospectus and any preliminary prospectus.
     The Company hereby agrees with each Underwriter as follows:
     1. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Section 3(a) hereof, the aggregate principal amount of Notes set forth in Schedule I opposite the name of such Underwriter, plus any additional principal amount of Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.
     2. The Company understands that the Underwriters intend to make a public offering of the Notes and initially to offer the Notes upon the terms set forth in this Agreement as soon as the Representatives deem advisable after this Agreement has been executed and delivered.
     3. On the Closing Date:
     (a) Payment of the purchase price for, and delivery of, the Notes shall be made at the offices of Sidley Austin LLP, New York, New York, or at such other place as shall be agreed upon by the Representatives and the Company at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day following the date of this Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Date”). Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives of one or more global certificates for the Notes to be purchased by the Underwriters. The Company will deliver against payment of the purchase price (99.00% of the aggregate principal amount of the Notes, plus accrued interest from May 4, 2007) the Notes in the form of a permanent global security in definitive form (the “Global Security”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. Interests in the Global Security will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus.
     (b) The Representatives, individually and not as representatives of the several Underwriters may (but shall not be obligated to) make payment of the purchase price for the Notes to be purchased by any Underwriter whose funds have not been received by the Closing Date, but any such payment shall not relieve such Underwriter from its obligations hereunder.
     (c) The Notes shall be issued in such authorized denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Date. The Notes will be made available for examination and packaging by the Representatives not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Date.
     4. The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Date that:
     (a) (I) At the time of filing the Original Registration Statement, (II) at the time of the most recent amendment thereto, if any, for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (III) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the Securities Act Regulations (“Rule 163”) and (IV) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act Regulations (“Rule 405”). The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405. The Company is and remains eligible to use an automatic shelf registration statement and the Notes, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act Regulations (“Rule 401(g)(2)”) objecting to the use of the automatic shelf registration statement form.
     At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Notes and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.
     The Original Registration Statement became effective upon filing under Rule 462(e) of the Securities Act Regulations (“Rule 462(e)”) on June 21, 2006, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
     Any offer that is a written communication relating to the Notes made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

     At the respective times the Original Registration Statement and any post-effective amendments thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act Regulations, at the date of this Agreement and at the Closing Date, the Registration Statement, complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     The Prospectus and any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Date, complied, complies and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     Any preliminary prospectus (including the base prospectus filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the Securities Act and the Securities Act Regulations and any such preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     As of the Applicable Time, any Issuer Free Writing Prospectus (as defined below) identified on Schedule II issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     The representations and warranties in the preceding four paragraphs shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, or the General Disclosure Package, made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, or the General Disclosure Package.
     As used in this Section and elsewhere in this Agreement:
     “Applicable Time” means 4:16 P.M. (Eastern time) on May 1, 2007 or such other time as agreed by the Company and the Representatives.

     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Notes (including any identified on Schedule II hereto) that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
     “Statutory Prospectus” as of any time means the base prospectus relating to the Notes that is included in the Registration Statement immediately prior to that time, including the documents incorporated by reference therein and any preliminary prospectus supplement or other prospectus deemed to be a part thereof.
     (b) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations or the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”), as applicable, and, when read together with the other information in the Registration Statement, any preliminary prospectus or Prospectus, as the case may be, (a) at the time the Registration Statement became effective, (b) at the earlier of the time any preliminary prospectus or the Prospectus was first used and the date and time of the first contract of sale of Notes in this offering and (c) at the Closing Date did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (c) Each Issuer Free Writing Prospectus identified on Schedule II hereto, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, including any document incorporated by reference therein and any other prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any such Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.
     (d) The financial statements and the related notes thereto, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; the foregoing financial statements have been prepared in conformity with generally accepted accounting principles

(“GAAP”) applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information required to be stated therein; the selected financial and statistical data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus; no other financial statements (or schedules) of the Company or its consolidated subsidiaries, any predecessor of the Company or any other entity or business are required by the Securities Act to be included in the Registration Statement, the General Disclosure Package or the Prospectus; any historical summaries of revenue and certain operating expenses included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the revenue and those operating expenses included in such summaries of the properties related thereto for the periods specified in conformity with GAAP; and pro forma financial statements and other pro forma financial information of the Company and its subsidiaries and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, if any, present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.
     (e) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, properties, financial position, shareholders’ equity or results of operations of the Company or any of its Subsidiaries (as hereinafter defined); and except as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its Subsidiaries as a whole.
     (f) The Company has been duly formed and is validly existing as a real estate investment trust with transferable shares of beneficial interest under the laws of the State of Texas, with power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries taken as a whole; except for investments in securities as described in the Registration Statement, the General Disclosure Package and the Prospectus or for investments in securities that are not, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, the Company has no equity or other interest in, or rights to acquire, an equity or other interest in any corporation, partnership, trust, joint venture or other entity; the subsidiary entities of the Company identified on Schedule III hereto (the “Subsidiaries”) are all of the Company’s Subsidiaries, have full power and authority to conduct their business as described in the Registration Statement, the General Disclosure Package and the Prospectus, have been duly organized and are validly existing as corporations, limited partnerships or limited liability companies, as the case may be, in good standing under the laws of their states of organization, and have been duly qualified as foreign corporations, limited partnerships or limited liability companies, as the case may be, for the transaction of business and are in good standing under the laws of each other jurisdiction in which they own or lease properties, or conduct any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its Subsidiaries taken as a whole; except for investments in securities as described in the Registration Statement, the General Disclosure Package and the Prospectus or for investments in securities that are not, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, or ownership of interests of lower tier Subsidiaries, the Subsidiaries have no equity or other interest in, or rights to acquire, an equity or other interest in any corporation, partnership, trust, joint venture or other entity; the Subsidiaries of the Company that are “significant subsidiaries” (as defined in Rule 1-02(w) of Regulation S-X) are identified on Schedule III hereto and complete and correct copies of the charter documents and the by-laws, if any, of such Subsidiaries and all amendments thereto have been previously made available or delivered to the Underwriters, and no changes therein will have been made subsequent to the date hereof and prior to the Closing Date; all of the issued and outstanding capital stock of each Subsidiary that is a corporation or similar entity has been duly authorized and validly issued, is fully paid and nonassessable and, except as otherwise indicated on Schedule III hereto, is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or restriction.
     (g) The Company has full power and authority to enter into this Agreement and the Indenture and to issue, offer and sell the Notes as contemplated by this Agreement; this Agreement and the Indenture have been duly authorized, executed and delivered by the Company and constitute the valid and legally binding obligations of the Company enforceable in accordance with their terms, except that the enforceability thereof may be limited by or subject to (i) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and (ii) equitable principles of general applicability, and except as rights to indemnity and contribution hereunder may be limited by applicable law. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.
     (h) The authorized, issued and outstanding capital shares of the Company have been duly authorized and validly issued by the Company and are fully paid and non-

assessable (except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus), and none of such capital shares was issued in violation of preemptive or other similar rights of any securityholder of the Company.
     (i) The Notes have been duly authorized, and, when issued, authenticated and delivered pursuant to this Agreement and the Indenture, will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable in accordance with their terms, except that the enforceability thereof may be limited by or subject to (i) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and (ii) equitable principles of general applicability and the Notes and the Indenture will conform to the statements relating thereto contained in the General Disclosure Package and the Prospectus.
     (j) Neither the Company nor any of the Subsidiaries is, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, its respective Declaration of Trust, Articles of Incorporation, By-Laws, limited partnership or limited liability company agreement or any indenture, mortgage, deed of trust, loan agreement or other agreement or other instrument or obligation to which the Company or any Subsidiary is a party or by which they or any of their properties are bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole; the issue and sale of the Notes and the performance by the Company of all of the provisions of its obligations under this Agreement and the Indenture and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, nor will any such action result in any violation of the provisions of the Declaration of Trust or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement and the Indenture, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters.
     (k) Other than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary is or may be a party or to which any property of the Company or any Subsidiary is or may be the subject which, if determined adversely to the Company or any Subsidiary, could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, properties, financial position, shareholders’ equity or results of operations of the Company and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement, the General Disclosure Package and the Prospectus which are not filed or described as required.
     (l) The Company and the Subsidiaries have indefeasible title to all of the real properties and assets reflected in the financial statements (or as described in the Registration Statement, the General Disclosure Package and the Prospectus) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement, the General Disclosure Package and the Prospectus) or which are not material in amount and which do not materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company or any of the Subsidiaries; the Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus.
     (m) The Company and the Subsidiaries have filed all Federal, state and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith.
     (n) The Company and the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their business.
     (o) Deloitte & Touche LLP, who have expressed their opinion on the audited financial statements and related schedules filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, are an independent registered public accounting firm as required by the Securities Act.
     (p) The Company has never been, is not now, and immediately after the sale of the Notes under this Agreement will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended; the Company is organized, and has operated, operates and will continue to operate in a manner so as to qualify as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s present and contemplated operations, assets and income continue to meet such requirements.
     (q) With respect to the properties of the Company described in the Registration Statement, the General Disclosure Package and the Prospectus or reflected in the Company’s consolidated financial statements included or incorporated by reference therein (the “Properties”), the Company and its Subsidiaries (I) are in compliance with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (II) have obtained all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (III) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to obtain required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals are otherwise disclosed in the Registration Statement, the General Disclosure Package or the Prospectus or would not, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business (affairs or other), prospects, earnings, net worth or results of operations of the Company and the Subsidiaries taken as a whole; and
     (i) none of the Company or the Subsidiaries has at any time, and, to the knowledge of the Company, no other party has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or be pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties, other than any such action taken in compliance with all applicable Environmental Laws or by tenants in connection with the ordinary use of residential properties owned by the Company or the Subsidiaries; the Company does not intend to use the Properties or any subsequently acquired properties described in the Registration Statement, the General Disclosure Package or the Prospectus for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials other than in compliance with all applicable Environmental Laws;
     (ii) the Company does not know of any seepage, leak, escape, leaching, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on or adjacent to the Properties or onto lands from which such hazardous or toxic waste of substances might seep, flow or drain into such waters; and
     (iii) neither the Company nor any of the Subsidiaries has received notice of, or has knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to, any claim under or pursuant to any Environmental Law pertaining to Hazardous Materials or toxic waste or substances on or originating from the Properties or arising out of the conduct of any such party, including, without limitation, pursuant to any Environmental Law; as used herein, “Hazardous Materials” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material as defined by any Federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, Environmental Laws, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.) (“CERCLA”), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 9601, et seq.), and in the regulations adopted and publications promulgated pursuant to each of the foregoing or by any Federal, state or local governmental authority having or claiming jurisdiction over the Properties as described in the Registration Statement, the General Disclosure Package and the Prospectus.
     (r) The Company has complied with all provisions of Article 6138A of the Texas Civil Statutes.
     (s) None of the assets of the Company or the Subsidiaries constitute, nor will such assets, as of the Applicable Time or the Closing Date, constitute, “plan assets” under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
     (t) No relationship, direct or indirect, exists between or among any of the Company or its Subsidiaries, on the one hand, and any trust managers, officer, shareholder, customer or supplier of the Company or its Subsidiaries, on the other hand, which is required by the Securities Act or the Exchange Act to be described in the Registration Statement, the General Disclosure Package and the Prospectus which is not so described or is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or trust managers of the Company or any of their respective family members, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.
     (u) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to financial and corporate books and records is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct.
     (v) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act)

in accordance with the rules and regulations under the Sarbanes-Oxley Act, the Securities Act and the Exchange Act.
     (w) All liens, charges, encumbrances, claims or restrictions on or affecting the Properties which are required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus are disclosed therein; to the knowledge of the Company, (i) no lessee of any portion of any of the Properties is in default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not have a material adverse effect on the condition (financial or other), business, prospects, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (ii) the intended use and occupancy of each of the Properties complies with all applicable codes and zoning laws and regulations, if any, except for such failures to comply which would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business prospects, net worth or results of operations of the Company and the Subsidiaries taken as a whole; and (iii) there is no pending or, to the best knowledge of the Company, threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on, or access to the Properties, except such proceedings or actions that would not have a material adverse effect on the condition (financial or other), business, prospects, net worth or results of operations of the Company and the Subsidiaries taken as a whole.
     (x) The Company has, and will maintain, property and casualty insurance in favor of the Company and the Subsidiaries, as the case may be, with respect to each of the Properties, in an amount and on such terms as is reasonable and customary for businesses of the type proposed to be conducted by the Company and the Subsidiaries; the Company has not received from any insurance company written notice of any material defects or deficiencies affecting the insurability of any such Properties.
     Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate.
     5. The Company covenants and agrees with each Underwriter as follows:
     (a) Immediately following the execution of this Agreement, the Company will prepare a Prospectus setting forth the aggregate principal amount of Notes covered thereby and their terms not otherwise specified in the preliminary prospectus, the names of the Underwriters, the price at which the Notes are to be purchased by the Underwriters from the Company, and such other information as the Representatives and the Company deem appropriate in connection with the offering of the Notes; and the Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will furnish to the Underwriters as many copies (including by electronic means, if so requested in lieu of paper copies) of the Prospectus as they shall reasonably request, including, if requested by the Underwriters, in addition to or in lieu thereof, electronic copies of the Prospectus. The Company shall pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1)(i) of the Securities Act Regulations and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations.
     (b) The Company will comply with the requirements of Rule 430B and will notify the Representatives immediately, and confirm the notice in writing, (a) of the effectiveness of any amendment to the Registration Statement, (b) of the transmittal to the Commission for filing of any supplement or amendment to the Prospectus or any document to be filed pursuant to the Exchange Act, (c) of the receipt of any comments from the Commission with respect to the Registration Statement, the General Disclosure Package or the Prospectus or documents incorporated or deemed to be incorporated by reference therein, (d) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus with respect to the Notes or for additional information relating thereto, and (e) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
     (c) During the period beginning on the Applicable Time and ending on the later of the Closing Date or such date, as in the reasonable opinion of counsel for the Underwriters, the Prospectus is no longer required under the Securities Act or the Exchange Act to be delivered in connection with sales by the Underwriters or a dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any filing under Rule 462(b)), any preliminary prospectus or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company will furnish to the Representatives for review a copy of each such proposed amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which counsel for the Underwriters shall reasonably object. The Company has given the Representatives notice of any filings made pursuant to the Exchange Act or Exchange Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Date and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will prepare a final term sheet substantially in the form set forth as Annex A to Schedule II hereto (the “Final Term Sheet”) reflecting the final terms of the Notes, and shall promptly file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 as soon as possible after the execution of this Agreement; provided that the Company shall furnish the Representatives with copies of the any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonable object.
     (d) The Company will deliver to the Representatives a conformed copy of the Original Registration Statement as originally filed and of each amendment thereto filed prior to the termination of the initial offering of the Notes (including exhibits filed therewith or incorporated by reference therein and the documents incorporated by reference into the Prospectus pursuant to Item 12 of Form S-3).
     (e) The Company will furnish to the Representatives, from time to time during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act in connection with the offering, such number of copies (including by electronic means, if so requested by the Underwriters, in addition to or in lieu of, paper copies) of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request for the purposes contemplated by the Securities Act, the Securities Act Regulations, the Exchange Act or Exchange Act Regulations.
     (f) If at any time after the date hereof any event shall occur or a condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters, which shall be communicated in writing by the Representatives to the Company, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered, the Company will promptly either (a) forthwith prepare and furnish to the Underwriters an amendment of or supplement to the Prospectus or (b) make an appropriate filing pursuant to Section 13, 14 or 15 of the Exchange Act, in each case, in form and substance reasonably satisfactory to counsel for the Underwriters, which will amend or supplement the Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered, not misleading. If at any time after the date hereof, an event occurs or a condition shall exist as a result of which the General Disclosure Package contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is used, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement in a manner reasonably satisfactory to the Representatives, at its own expense, the General Disclosure Package to eliminate or correct such untrue statement or omission. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development or there exists or shall exist a condition as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Notes) or the Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The

     Underwriters’ delivery of any such amendment or supplement shall not constitute a waiver of any of the conditions in Section 6 hereof.
     (g) The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Notes that would constitute an “issuer free writing prospectus”, as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
     (h) The Company will endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Notes and to pay all fees and expenses (including fees and disbursements of counsel to the Underwriters) reasonably incurred in connection with such qualification; provided that the Company shall not be required to file a general consent to service of process in any jurisdiction.
     (i) The Company will make generally available to its security holders and to the Representatives as soon as practicable but not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c)) an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder.
     (j) The Company will, so long as the Notes are outstanding, furnish to each Underwriter copies of all reports or other communications (financial or other) furnished to holders of Notes, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange, other than, in any such case, those filed with the Commission pursuant to EDGAR.
     (k) The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the Prospectus under “Use of Proceeds”.
     (l) The Company will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code for the taxable year in which sales of the Notes are to occur, unless otherwise specified in the General Disclosure Package and the Prospectus.

     (m) The Company will timely file any document which it is required to file pursuant to the Exchange Act prior to the termination of the offering of the Notes.
     (n) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form reasonably satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Notes, in a form reasonably satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
     (o) If at any time when Notes remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form reasonably satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
     (p) The Company will pay all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Notes, including any expenses of the Trustee, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus, any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto) and any Issuer Free Writing Prospectus, (iii) incurred in connection with the registration or qualification of the Notes under the laws of such jurisdictions as the Representatives may designate (including reasonable fees of counsel for the Underwriters and their disbursements), (iv) related to any filing with the National Association of Securities Dealers, Inc., (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, any Preliminary and Supplemental Blue Sky Survey and the furnishing to the Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided (vi) payable to rating agencies in connection with the rating of the

Notes and (vii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Notes made by the Underwriters caused by a breach of the representation contained in the eighth paragraph of Section 4(a); except as provided in clause (iii) above or in Section 7 or in Section 9 hereof, the Company shall not be obligated to pay the fees of counsel for the Underwriters and their disbursements.
     6. The obligations of the Underwriters hereunder shall be subject to the following conditions:
     (a) The representations and warranties of the Company contained herein are true and correct on and as of the Applicable Time and the Closing Date as if made on and as of the Applicable Time or the Closing Date, as the case may be, and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.
     (b) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430(B)) and any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d).
     (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that indicates anything other than a stable outlook, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.
     (d) Since the respective dates as of which information is given in the General Disclosure Package and the Prospectus, there shall not have been any material adverse change or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, properties, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the General Disclosure Package or the Prospectus.

     (e) The Representatives shall have received on and as of the Closing Date a certificate, satisfactory to the Representatives, of the President or the Chief Executive Officer and the Chief Financial Officer, or such other senior executive officer or officers of the Company as are satisfactory to the Representatives, to the effect set forth in subsections (a) through (c) of this Section and to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, properties, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries taken as a whole from that set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.
     (f) Locke Liddell & Sapp LLP, counsel for the Company, shall have furnished to the Representatives its written opinion, dated the Closing Date in form and substance satisfactory to the Representatives, to the effect that:
     (i) the Company has been duly organized and is validly existing as a real estate investment trust under the laws of the State of Texas, with power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus;
     (ii) the Company is qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the general affairs, business prospects, management, properties, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”);
     (iii) each of the Subsidiaries has been duly organized and is validly existing as corporations, limited partnerships or limited liability companies, as the case may be, in good standing under the laws of their jurisdictions of organization, with power and authority to own their properties and conduct their business as described in the General Disclosure Package and the Prospectus; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or for investments in securities that are not, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, the Company owns no capital stock or other beneficial interest in any corporation, partnership, trust, joint venture or other business entity; and except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or other ownership interests of each Subsidiary that is a corporation or similar entity have been duly authorized and are validly issued, are fully paid and non-assessable and, to the best of the knowledge of such counsel, are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim;

     (iv) each of the Subsidiaries has been duly qualified as foreign corporations for the transaction of business and is in good standing under the laws of each other jurisdiction in which they own or lease properties, or conduct any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole;
     (v) other than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the best of such counsel’s knowledge, threatened to which the Company or any of its Subsidiaries is or may be a party or to which any property of the Company or any of its Subsidiaries is or may be the subject which, if determined adversely to the Company or such Subsidiary, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect; to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement, the General Disclosure Package and the Prospectus which are not filed or incorporated by reference from another filing with the Commission or described as required;
     (vi) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company on the date hereof, except as rights to indemnity and contribution hereunder may be limited by applicable law;
     (vii) the Notes have been duly authorized, and when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company, entitled to the benefits provided by the Indenture and enforceable in accordance with their terms, except that the enforceability thereof may be limited by or be subject to (a) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and (b) equitable principles of general applicability;
     (viii) the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding instrument of the Company enforceable in accordance with its terms, except that the enforceability thereof may be limited by or be subject to (a) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and (b) equitable principles of general applicability; and the Indenture has been duly qualified under the Trust Indenture Act;

     (ix) to the best of such counsel’s knowledge, neither the Company nor the Subsidiaries are, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, their respective Declarations of Trust, Articles of Incorporation, By-Laws or limited partnership or limited liability company agreement or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which they or any of their respective properties are bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole; the issue and sale of the Notes and the performance by the Company of its obligations under this Agreement and the Indenture and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, nor will any such action result in any violation of the provisions of the Declaration of Trust or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties;
     (x) the Company has authorized and outstanding shares of beneficial interest as set forth under the caption “Capitalization” in the General Disclosure Package and the Prospectus;
     (xi) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Notes or the consummation of the other transactions contemplated by this Agreement and the Indenture, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters;
     (xii) the statements in the General Disclosure Package and the Prospectus under the captions “Description of Capital Shares”, “Description of Warrants”, “Description of Debt Securities” and “Description of the Notes” and other statements in the General Disclosure Package and the Prospectus as modified by the related disclosure in the documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, in each case fairly present the information called for with respect to such legal matters, documents or proceedings; the descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of contracts and other documents which are filed as exhibits to the Registration Statement are accurate in all material respects and fairly present the information required to be shown; and to such counsel’s knowledge there are no statutes or legal or governmental proceedings required to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not described as required;
     (xiii) the Company is not, and will not become as a result of the consummation of the transactions contemplated by this Agreement, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and has not been an “investment company” at any time since 1988;
     (xiv) to such counsel’s knowledge, (i) with the exception of the Registration Rights Agreement dated as of April 15, 1997, among the Company, Camden Operating, L.P., and certain listed investors therein, the Registration Rights Agreement dated as of April 6, 1998 among Oasis Residential, Inc., ISCO and IFT Properties, Ltd., as supplemented by the Registration Rights Agreement dated as of March 13, 2002 between the Company and Edward Israel and the Registration Rights Agreement dated as of March 13, 2002 between the Company and Lonnie Levy, trustee of The Lonnie Levy Trust dated February 5, 2001, the Registration Rights Agreement dated as of April 2, 1998 between Oasis Residential, Inc. and Merrill Lynch Private Finance Limited, as supplemented by the Registration Rights Agreement dated as of March 13, 2002 between the Company and Merrill Lynch Private Finance Inc. and a second Registration Rights Agreement dated as of March 13, 2002 between the Company and Merrill Lynch Private Finance Inc., the Registration Rights Agreement dated as of February 23, 1999 among the Company, Belcrest Realty Corporation and Belair Real Estate Corporation, as amended on December 1, 2003, May 26, 2004 and December 15, 2004, the Registration Rights Agreement dated as of August 13, 1999 between the Company and Edgewater Equity Partners, as amended by Amendment to Registration Rights Agreement dated as of September 7, 1999 and Second Amendment to Registration Rights Agreement dated as of January 7, 2000 and the Registration Rights Agreement dated as of February 28, 2005 between the Company and certain listed investors therein, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned by such person, and (ii) no person has the right to require the Company to register such securities pursuant to the Registration Statement;
     (xv) the Registration Statement has been declared effective under the Securities Act. Any required filing of any preliminary prospectus and the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)), the Company meets the requirements for the use of an “automatic shelf registration statement” (as such term is defined in Rule 405) on Form S-3 with respect to the issuance and sale of the Notes and to such counsel’s knowledge, the Company has not received any notice pursuant to Rule 401(g)(2); any required filing of each

Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d). To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission;
     (xvi) the Registration Statement, the General Disclosure Package and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement, General Disclosure Package and the Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than financial statements and other financial data and schedules, as to which such counsel need not express any opinion), complied as to form in all material respects with the requirements of the Securities Act;
     (xvii) each document incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (other than financial statements and other financial data and schedules, as to which such counsel need not express any opinion) complied as to form in all material respects with the Exchange Act when filed with the Commission; and
     (xviii) although such counsel is not passing upon, and does not assume responsibility for, the factual accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package and the Prospectus and need not have made any independent check or verification thereof (except as and to the extent stated in paragraphs (x) and (xii) above), on the basis of such counsel’s participation, in the course of the Company’s preparation of the Registration Statement, the General Disclosure Package and the Prospectus, in conferences with officers and other representatives of the Company, counsel for the Underwriters and representatives of the independent registered public accounting firm for the Company and with the Underwriters, at which the contents of the Registration Statement, the General Disclosure Package and the Prospectus and related matters were discussed, no facts have come to such counsel’s attention that would lead them to believe that (x) the Registration Statement, including the Rule 430B Information, as of the filing of the 2006 Annual Report on Form 10-K and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (y) the Prospectus or any amendment or supplement thereto, at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Date, as the case may be, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, nothing has come to the attention of such counsel that has caused it to believe that the General Disclosure Package, as of the Applicable Time, included an untrue statement of any material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need not express any views as to the financial statements and other financial data and schedules included in the Registration Statement, the Prospectus or the General Disclosure Package.
     In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the State of Texas, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters’ counsel) of other counsel reasonably acceptable to Underwriters’ counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in such counsel’s opinion, the Underwriters and they are justified in relying thereon. With respect to the matters to be covered in subparagraph (xviii) above counsel may state its opinion and belief is based upon their participation in the preparation of the Registration Statement, the General Disclosure Package and the Prospectus and any amendment or supplement thereto (other than the documents incorporated by reference therein) and review and discussion of the contents thereof (including the documents incorporated by reference therein) but is without independent check or verification except as specified.
     (g) Locke Liddell & Sapp LLP, tax counsel for the Company, shall have delivered to the Representatives its written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:
     (i) the Company met the requirements for qualification and taxation as a real estate investment trust (“REIT”) for the taxable years 1993 through 2006;
     (ii) the Company’s diversity of equity ownership and proposed method of operation should allow it to qualify as a REIT for its 2007 taxable year; and
     (iii) the discussion contained under the caption “Federal Income Tax Considerations and Consequences of Your Investment” in the General Disclosure Package and the Prospectus, accurately reflects existing law and fairly addresses the material federal income tax issues described therein.
     In rendering such opinions, Locke Liddell & Sapp LLP may rely as to matters of fact, to the extent they deem proper, on certificates of officers of the Company and public officials so long as such counsel states that no facts have come to the attention of such counsel which lead them to believe that they are not justified in relying on such certificates. In addition, Locke Liddell & Sapp LLP may state that their opinions are based upon the procedures and assumptions set forth in such opinion letter and that it is limited to the tax matters specifically covered thereby and that they have not addressed any other tax consequences.
     (h) (i) Concurrently with the execution and delivery of this Agreement, Deloitte & Touche LLP shall have furnished to the Representatives a letter, dated the date of its delivery, addressed to the Underwriters and in form and substance satisfactory to the Representatives, confirming that they are an independent registered public accounting firm with respect to the Company as required by the Securities Act and with respect to the financial statements and certain financial and other statistical and numerical information contained in the Registration Statement, the General Disclosure Package and the Prospectus or incorporated by reference therein. Such letter shall contain information of the type customarily included in accountants’ comfort letters to underwriters; (ii) at the Closing Date, prior to payment for and delivery of the Notes, Deloitte & Touche LLP shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in such letter, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date.
     (i) The Representatives shall have received on and as of the Closing Date an opinion of Sidley Austin LLP, counsel for the Underwriters, in form and substance satisfactory to the Representatives and a statement to the following effect: no facts have come to such counsel’s attention that have caused such counsel to believe that (i) the Registration Statement, at the time of filing of the Company’s 2006 Annual Report on Form 10-K, or as of the “new effective date” with respect to the Underwriters of the Notes pursuant to, and within the meaning of, Rule 430B(f)(2) of the Securities Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the General Disclosure Package, at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus, as of its date or at the Closing Date, as the case may be, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except in each case such counsel shall not be required to express any belief or make any statement with respect to the financial statements (including the notes) and supporting schedules, if any, thereto and other financial data contained or incorporated or deemed to be incorporated by reference therein or omitted therefrom.
     In giving such opinion, Sidley Austin LLP may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives and may rely on an opinion dated the Closing Date of Locke Liddell & Sapp LLP as to matters governed by the laws of the State of Texas. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.
     (j) On or prior to the Closing Date the Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties contained herein and related matters as the Representatives shall reasonably request.
     The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and counsel for the Underwriters.
     7. The Company agrees to indemnify and hold harmless each Underwriter, their respective officers and directors, and each person, if any, who controls each Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the reasonable legal fees and other expenses (including expenses of investigation and settlement) incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the Rule 430B Information, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein.
     Each Underwriter agrees to indemnify and hold harmless the Company, its trust managers, its officers who signed the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with reference to information relating to the Underwriters furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, including the Rule 430B Information, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, or any preliminary prospectus.
     If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel satisfactory to the Indemnified Person to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters, its officers, its directors and any such control persons of the Underwriters shall be designated in writing by the Representatives and any such separate firm for the Company, its trust managers, its officers who signed the Registration Statement and such control persons of the Company or authorized representatives shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Notes (before deducting expenses) received by the Company and the total underwriting discounts and the commissions received by the Underwriters bear to the aggregate public offering price of the Notes. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall the Underwriters be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     The indemnity and contribution agreements contained in this Section 7 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.
     The indemnity and contribution agreements contained in this Section 7 and the representations, warranties and covenants of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of an Underwriter, its officers or directors or any person controlling an Underwriter or by or on behalf of the Company, its officers or trust managers or any other person controlling the Company and (iii) acceptance of and payment for any of the Notes.
     8. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representatives, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) there shall have occurred, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business affairs, properties, management or business prospects of the Company, whether or not arising in the ordinary course of business, (iv) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange, (v) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (vi) a general moratorium on commercial banking activities in New York or Texas shall have been declared by either Federal, Texas or New York State authorities; or there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States, (vii) there has occurred any downgrading or notice of any intended or potential downgrading or any review or possible change that indicates anything other than a stable outlook in the rating of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)(2) under the Securities Act) or (viii) there shall have occurred any outbreak or escalation of hostilities or act of terrorism involving the United States or the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States that, in the reasonable judgment of the Representatives, is material and adverse and which, in the reasonable judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes.
     9. If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering of Notes contemplated hereunder.
     10. If one or more of the Underwriters shall fail at the Closing Date to purchase Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Notes”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period; then
     (i) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of the Notes, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof, severally, in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
     (ii) if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of the Notes, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter and the Company.
     No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in the termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Prospectus or in any other documents or arrangements.
     11. The Company acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its shareholders, creditors, employees, or any other party, (iii) no Underwriter has assumed nor will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the transaction contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.
     12. This Agreement shall inure to the benefit of and be binding upon the Company, each Underwriter, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     13. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o Banc of America Securities LLC, 40 West 57th Street, NY1-040-27-03, New York, NY 10019, Attention High Grade Transaction Management/Legal, and to J.P. Morgan Securities Inc., 270 Park Avenue, New York, NY 10017 Attention High Grade Syndicate Desk – 8th Floor, fax number (212) 834-6081. Notices to the Company shall be given to it at Three Greenway Plaza, Suite 1300, Houston, Texas 77046, Attention: Dennis M. Steen, Senior Vice President — Finance, Chief Financial Officer and Secretary.

     14. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

Very truly yours, CAMDEN PROPERTY TRUST
By:	/s/ Dennis M. Steen
	Name:	Dennis M. Steen
	Title:	Senior Vice President - Finance, Chief Financial Officer and Secretary

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

BANC OF AMERICA SECURITIES LLC

By:	/s/ Peter J. Carbone

Name: Peter J. Carbone
Title: Vice President

J.P. MORGAN SECURITIES INC.

By:	Robert Bottamedi

Name: Robert Bottamedi
Title: Vice President
For themselves and as Representatives
of the several Underwriters named in the
attached Schedule I hereto.

SCHEDULE I

Underwriter:	Principal Amount of Notes
Banc of America Securities LLC	$97,500,000.00
J.P. Morgan Securities Inc.	97,500,000.00
Deutsche Bank Securities Inc.	24,000,000.00
Wachovia Capital Markets Inc.	24,000,000.00
Citigroup Global Markets Inc.	15,000,000.00
Credit Suisse Securities (USA) LLC	15,000,000.00
Morgan Keegan & Company, Inc.	4,500,000.00
Comerica Securities, Inc.	4,500,000.00
PNC Capital Markets LLC	4,500,000.00
Scotia Capital (USA) Inc.	4,500,000.00
SunTrust Capital Markets, Inc.	4,500,000.00
Wells Fargo Securities, LLC	4,500,000.00

$300,000,000.00

SCHEDULE II
Schedule of Issuer Free Writing Prospectuses included in the General Disclosure Package
1. Final Term Sheet, attached hereto as Annex A to this Schedule II

Annex A to Schedule II
Filed Pursuant to Rule 433
Dated May 1, 2007
Registration Statement No. 333- 135195
Final Term Sheet, Dated May 1, 2007
$300,000,000 5.700% Notes due 2017

Issuer:	Camden Property Trust

Type:	SEC Registered

Size:	$300,000,000

Maturity:	May 15, 2017

Coupon (Interest Rate):	5.700%

Benchmark Treasury:	4.625% due February 15, 2017

Benchmark Treasury Price and Yield:	99-26+; 4.646%

Spread to Benchmark Treasury:	1.10% (+110 basis points)

Yield to Maturity:	5.746%

Interest Payment Dates:	May 15 and November 15, commencing on November 15, 2007

Day Count Convention:	30 / 360

Redemption Provision:	Make-whole call at any time based on U.S. Treasury + 0.20% (+20 basis points)

Price to Public:	99.650%

Settlement Date:	T+3; May 4, 2007

Joint Book-Running Managers:	Banc of America Securities LLC and J.P. Morgan Securities Inc.

Co-Managers:	Deutsche Bank Securities Inc.
Wachovia Capital Markets LLC
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Comerica Securities, Inc.
Morgan Keegan & Company, Inc.
PNC Capital Markets LLC
Scotia Capital (USA) Inc.
SunTrust Capital Markets, Inc.
Wells Fargo Securities, LLC

2

Expected Ratings (Moody’s / S&P):	Baa2 / BBB+

CUSIP:	133131AQ5
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC toll-free at 1 (800) 294-1322 or J.P. Morgan Securities Inc. collect at (212) 834-4533. You also may e-mail a request to dg.prospectus_distribution@bofasecurities.com.

3

SCHEDULE III
SUBSIDIARIES OF CAMDEN PROPERTY TRUST
Bagby Apartments, LLC
CPT-GP, Inc.
CPT-LP, Inc.
CPT Holly Springs GP, LLC
CPT Holly Springs, LP (2)
CPT Sugar Grove GP, LLC
CPT Sugar Grove, LP (2)
CPT Sierra GP, LLC
CPT Sierra, LP (2)
CPT Summit GP, LLC
CPT Summit, LP (2)
CPT Pines GP, LLC
CPT Pines, LP (2)
CPT Tiara GP, LLC
CPT Tiara, LP (2)
CPT Fountain Palms GP, LLC
CPT Fountain Palms, LP (2)
CPT Addison GP, LLC
CPT Addison, LP (2)
CPT Park GP, LLC
CPT Park, LP (2)
CPT Towne Center GP, LLC
CPT Towne Center, LP (2)
CPT Parkside GP, LLC
CPT Parkside, LP (2)
CPT Pecos Ranch GP, LLC
CPT Pecos Ranch, LP (2)
CPT Development (Travis) Investor, LP
CPT Development (Travis), LP
CPT Development (Travis) GP, LLC
CPT Development (Travis) Investor GP, LLC
Camden GDP Gen Par, Inc.
Camden GDP, L.P.
Camden Builders, Inc. (3)
Camden College Park Borrower GP, LLC (2)
Camden College Park Borrower, LP (2)
Camden College Park, LP (2)
Camden College Park, GP, LLC
Camden Realty, Inc. (3)
Camden Development, Inc.
Camden Housing, Inc.
Camden Operating, L.P. (1) (2)
Camden Summit, Inc.
Camden Summit Partnership, L.P. (1) (2)
Camden Technology, Inc. (3)
Camden USA, Inc. (1)
Camden-Delta Westwind, LLC
Camden Jamboree Development GP, LLC (2)
Camden Jamboree Development, LP (2)
Camden Jamboree GP, LLC (2)
Camden Jamboree, LP (2)
Camden Mezz Lender, LP
Camden Mezz Lender GP, LLC
Camden MW, LLC
Camden Norfolk Plaza GP, LLC (2)
Camden Norfolk Plaza, LP (2)
Camden Plaza Development GP, LLC (2)
Camden Plaza Development, LP (2)
Camden World Gateway LLC
Cockerell Capital, Inc. (2)(3)
Coral Way, LLC (2)
Denver West Apartments, LLC (2)
Foxcroft East Associates (2)
Fund 1007 South Congress, LLC
Henderson/McGuire Partners Limited Partnership
Historic Summit Grand Parc, LLC (2)
Historic Summit Roosevelt, LLC (2)
Home Ownership Made Easy, LLC
Lee Vista Apartments, LLC
McGregor/McGuire, LLC
NSHE College park GP, LLC
NSHE College Park, LP (2)
NSHE Cotton Mill, LLC
NSHE Lansdowne, LLC
Nagrom Enterprises, Inc.
Noma Development, LLC
Oasis California, Inc.

1

Oasis Martinique, LLC (2)
ORI, Inc.
ORI – Colorado, Inc.
ORI Park, Inc.
ORI Wexford, Inc.
Orange Court, LLC
PAPEC Silo Creek, LLC
Portofino Place, Ltd.
Primary Capital Investments, LLC
St. Clair Cemetery, Inc.
Sierra-Nevada Multifamily Investments, LLC (2)
Summit Apartment Builders, Inc.
Summit Belmont, LLC
Summit/Belmont, Limited Partnership
Summit Management Company (2)
Summit Financing, Inc.
Summit Roosevelt, LLC
Summit Grand Parc, LLC
Summit Brickellview, LLC
Summit Valley Brook, LLC
Summit Grandview, LLC
South Capital Acquisitions, LLC

2

Summit/Belmont, LLC
Summit Russett, LLC
Summit Clearbrook, LLC
SZF, LLC
2800 Main, LLC

(1)	Significant subsidiary as defined in Rule 1-02(w) of Regulation S-X.

(2)	Not wholly-owned directly or indirectly by Camden Property Trust. NY1 6186890v.9

(3)	Taxable REIT subsidiary.